EXHIBIT INDEX

Exhibit 3.2

BY-LAWS
CHAPTER I

Name, Object, Head Office and Duration

Article I - Companhia Siderurgica de Tubarao is a Corporation ruled over, administered and managed pursuant to the provisions of these By-Laws and of the applicable laws.

Article 2 - The object of the Company is the installation, operation and exploitation of an integrated steelworks, for the production and sale of steel and iron products and byproducts, being able to practice industrial and commercial activities of any nature, including import and export, as well as any other correlate activities which may be related, directly of indirectly, to its main objectives, and also be able to, in the interest of such objectives, organize controlled companies and participate in the capital of other compames.

Article 3 - The Company's head office shall be within the jurisdiction of the Municipality of Serra, State of Espirito Santo. The Company shall have the power to set up branches, representative offices and agencies in the country and abroad.

Article 4 - The Company's duration shalI be indeterminate.

CHAPTER II

Corporate Capital and Shares

Article 5 - The Company's corporate capital is of R$ 2.782.105.976,27 (two billion, seven hundred and eighty-two million, one hundred and five thousand, nine hundred and seventy-six reais and twenty-seven cents), represented by 50.976.440.030 (fifty bilJion, nine hundred and seventy-six million, four hundred and forty thousand and thirty) shares, all nominative and with no par value, consisting of 19.666.329.000 (nineteen billion, six hundred and sixty-six million, three hundred and twenty-nine thousand) common shares and 31.310.111.030 (thirty-one billion, three hundred and ten million, one hundred and eleven thousand and thirty) preferred shares.

1st Paragraph - Each common share shall entitle its holder to one vote in the resolutions of the General Meeting of Shareholders.

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2nd Paragraph - Preferred shares shall not be redeemable, shall not be converted into common shares, shall not have any voting rights, shall enjoy priority in the reimbursement of capital in case of the Company's liquidation and shall be entitled to receive unitary dividends 10% (ten percent) higher than those attributed to common shares.

3rd Paragraph - The following provisions are applicable to all kinds of shares: (a) shares shall be certificateless and kept in a deposit account in the name of their holders, in a financial institution to be chosen by the Executive Directors; (b) within legal limits, the depository financial institution is authorized to charge shareholders the cost of services for transferring ownership of certificateless shares.

Article 6 - The Company is authorized to increase its corporate capital up to 39.332.658.000 (thirty-nine billion, three hundred and thirty-two million, six hundred and fifty-eight thousand) common shares and 62.620.222.060 (sixty-two billion, six hundred and twenty million, two hundred and twenty-two thousand and sixty) preferred shares.

1st Paragraph - The Company may, by decision of the Board of Directors, increase its corporate capital through the issuance of new shares, independently of amendment to these By-Laws. The Board of Directors shall establish the issuance conditions, including price and payment terms.

2nd Paragraph - The Board of Directors may approve the issuance of subscription bonds within the limit of the authorized corporate capital, preserving the existing proportion among the kinds shares.

3rd Paragraph - The Company may grant share purchasing options to its administrators and employees, or to natural persons rendering services to the Company, with no preference rights to the shareholders, within the limit of the authorized corporate capital, preserving the existing proportion among the kinds of shares and observing the plans approved by the General Meeting of Shareholders.

Article 7 - The dividend must be paid, unless otherwise decided by the General Meeting of Shareholders, within a period of 60 (sixty) days from the date on which it is stated and, in any case, within the same fiscal year. The distribution of shares corresponding to increases of capital through incorporation of reserves shall be made within the maximum period of 60 (sixty) days from the date of publication in the Official Gazette of the General Meeting's minutes which approves such distribution.

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CHAPTER III

General Meeting of Shareholders

Article 8 - The General Meeting of Shareholders shall meet ordinarily within the first 4 (four) months of each year and extraordinarily whenever deemed necessary.

Article 9 - General Meetings of Shareholders, whether ordinary or extraordinary, shall be presided over by the President of the Board of Directors or, in his absence, by any other member of the Board present at the meeting. From amongst the shareholders present, the President shall invite one or more secretaries to join the meeting.

CHAPTER IV

Company's Management

Section I - General Provisions

Article 10 - The Company shall be managed by the Board of Directors and the Executive Directors.

Ist Paragraph - Investitures shall be made by means of a declaration recorded in the appropriate book signed by the invested administrator, no pledge being required.

2nd Paragraph - The administrators shall remain in their offices until the investiture of their substitutes.

Article II - The administrators' remuneration shall be fixed by the General Meeting of Shareholders.

Sole Paragraph - The General Meeting may establish an overall amount to be distributed amongst the administrators by the Board of Directors.

Article 12 - Both the Board of Directors and the Executive Directors shall legally deliberate by the majority of their members' votes. The presiding member, in addition to his personal vote, shall also have the casting vote.

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Section II - The Board of Directors

Article 13 - The Board of Directors shall be composed of up to ten members, all shareholders, elected by the General Meeting of Shareholders, which may dismiss them at any time.

1st Paragraph - The members of the lliard of Directors shall have a 3 (three) year term of office.

2nd Paragraph - In the first meeting after its election, the Board of Directors shall choose its President.

3rd Paragraph - In case of vacancy of a position of member of the Board, the Board of Directors shall nominate a substitute who will perform the functions of the replaced member until the first subsequent General Meeting of Shareholders, at which time the definite substitute for the remaining term of office shall be elected.

4th Paragraph - Should the President not be a member of the Board of Directors, he shall participate in the Board's meetings with no voting rights.

Article 14 - The Board of Directors shall have the following powers and duties:

a) elect and dismiss the Executive Directors, and establish their duties;

b) fiscalize the Directors' activities and examine the Company's books and documents, at any time, requesting information concerning contracts and acts which involve or may come to involve the Company;

c) decide about summoning the General Meeting of Shareholders in compliance with the law;

d) express its opinion regarding the Annual Report and the Executive Directors' accounts;

e) establish the Company's general business and basic management guidelines, as well as those regarding technical aspects of production, sales, personnel administration, financial and expansion plans, verifying that such guidelines be strictly observed;

f) establish the standards to control the Company's business performance;

g) approve the annual and pluriannual budgets, the expansion projects and investment programs, as well as accompany their execution and performance;

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h) approve the Company's administrative structure and, when it deems convenient, establish the duties of each department and/or of its respective manager, as well as its salary policy;

i) authorize the participation in other companies and decide about the Company's representation in their general meetings or shareholders meetings;

j) authorize the practice of any extraordinary management act not included by law or by these By-Laws in the powers of other corporate entities;

k) decide upon the rules regarding amounts involved, time of duration, extension of effects and others under which certain of the Company's acts, including pledges or transfer of ownership of its fixed assets, investments and financial operations or loans, may only be performed after its previous authorization;

1) authorize and define the respective conditions for the issuance of the Company's shares, within the limits established under Article 6;

m) authorize the Company to negotiate the shares it issues and the issuance, conversion, anticipated redemption and other conditions for convertible or non convertible debentures, commercial papers, bonds and other papers for primary or secondary distribution in investment markets;

n) ratify the internal auditing plan;

o) approve the prerequisites, as well as indicate or dismiss independent auditors;

p) establish the policies for destination of fiscal incentives;

q) authorize contributions by the Company to employees' associations, social welfare and sports institutions, and private social welfare funds;

r) authorize the opening, transfer or closing of offices, branches, agencies or other of the Company's establishments;

s) determine the execution of inspections, audits or checking of accounts in foundations in which the Company participates;

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t) nominate and dismiss the Board's Secretary-General;

u) deliberate upon any matters of the Company's interest which are not included in the exclusive legal powers of the General Meeting of Shareholders nor those of the Executive Directors.

Article 15 - The Board of Directors shall meet ordinarily at least twice a year, in accordance with an approved calendar, and extraordinarily whenever deemed necessary or convenient, by summons of its President or the majority of its members.

1st Paragraph - Except in the case of unanimous presence of members of the Board of Directors, meetings shall be summoned with at least 8 (eight) days notice. The meeting's agenda and supporting documents for the decisions to be taken must be forwarded to the members of the Board within the same stated period. The members of the Board shall also receive copies of the minutes of the meetings of the Board's Supervisory Committee referred to in article 17, and those of the Executive Directors.

2nd Paragraph - During the Board of Directors' meetings, votes by delegation given to another member of the Board, as well as advance votes in writing shall be acceptable. Minutes of the meetings shall be drawn up to which the legal prescriptions regarding minutes of General Meetings of Shareholders shall apply.

Article 16 - The Board of Directors may establish committees to assist the Company's management, with restricted objectives and a limited term of duration, which may be renewed, composed by persons nominated by the Board of Directors.

Sole Paragraph - Should the General Meeting of Shareholders approve the Company's share purchasing option plan, as authorized in the third paragraph of Article 6, which requires the constitution of an appropriate entity for its management, the Board of Directors shall establish a Committee for this purpose, designating its members.

Article 17 - The Board of Directors may also establish a Supervisory Committee, composed of 3 (three) members of the Board who, in the intervals of the Board's ordinary meetings, may deliberate, by specific delegation, regarding all matters which are within the powers of the Board of Directors as determined by these ByLaws, ad referendum of the Board of Directors itself.

1st Paragraph - The authorization contained in this article does not include:

a) matters which are ascribed to the Board of Directors by law;

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b) proposals to be submitted to the General Meetings of Shareholders;

c) authorization to practice acts of liquidation and dissolution or financial reorganization, including bankruptcy and legal composition with creditors;

d) approval of new investments and/or loans and/or pledges on fixed assets, in amounts in excess of the equivalent in reais to 2,5% of the Company's net equity;

e) authorization for the constitution or acquisition of participation in other compames;

f) approval of the Company's long-term strategic plans.

2nd Paragraph - The regulations foreseen in Article 12 and in the second paragraph of Article 15 apply likewise to the Board' Supervisory Committee. Any member of the Board may attend the Supervisory Committee's meetings as an observer. Regarding matters which are merely of statutory scope, references made in these By-Laws to powers or capacities of the Board of Directors shall apply likewise to the Supervisory Committee.

Section III - The Executive Directors

Article 18 - The Executive Directors shall be one President and 2 (two) to 5 (five) other Directors with no special denomination, being elected or dismissed by the Board of Directors for a term of office of 3 (three) years, with the possibility of being reelected.

1st Paragraph - In case of impediments or absences, the President shall be replaced by another Director who, in the case of vacancy, shall accumulate the two positions and exercise the Presidency until the first subsequent meeting of the Board of Directors which will designate a substitute for the remaining term of office.

2nd Paragraph - In case of temporary absence or impediment, the other Directors shall be replaced by another Director, by designation of the President. In the case of vacancy, the President shall choose a temporary substitute until the Board of Directors elects the definite substitute for the remaining term of office.

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Article 19 - The Executive Directors shall have all the powers to practice the acts necessary to fulfill the Company's social objective and to represent the Company, as plaintiff or defendant, in Court or otherwise, observing legal or statutory provisions and the decisions taken by the General Meeting of Shareholders and by the Board of Directors.

Article 20 - The Executi ve Directors shall deliberate by majority vote, in meetings to be held with the required frequency and to which shall apply, mutatis mutandis, the provisions of the second paragraph of Article 15 above, having the following powers and duties:

a) maintain the general control of the execution of its decisions, as well as evaluate the results of the Company's activities;

b) prepare the annual and pluriannual budgets, the expansion and modernization projects, and the investment plans, for submission to the Board of Directors;

c) approve the employees' salaries and the Company's employment plan and staff;

d) prepare the Annual Report, the Financial Statements and other required documents to be presented to the Board of Directors for submission to the Ordinary General Meeting of Shareholders;

e) propose to the Board of Directors the opening, transfer or closing of offices, branches, agencies or other establishments in the country or abroad;

f) decide upon other matters which are not included within the exclusive powers of its members nor of the General Meeting of Shareholders nor of the Board of Directors, and which have not been raised by the Board of Directors.

Article 21 - The Executive Directors' meetings shall be presided over by the President. The President shall have tre following individual powers and duties:

a) represent the Company in acts of individual representation, in Court or outside it, being able to indicate another Director with no special denomination to fulfill such duties;

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b) manage the areas ascribed to him by the Board of Directors;

c) control the execution of deliberations taken by the General Meeting of Shareholders, the Board of Directors and the Executive Directors;

d) submit to the Board of Directors' examination any subject he deems relevant or regarding which he understands it necessary or convenient to have the Board of Directors' prior approval.:

e) co~ordinate and guide the Directors' actions;

f) ascribe to any Director activities and tasks different from those within their ordinary line of duties.

1st Paragraph - Each Director shall be responsible for the management of the areas ascribed to him and for the tasks assigned to him by these ByLaws.

2nd Paragraph - To place the Company's shares on the open market, the Board of Directors shall necessarily ascribe to one of the Executive Directors the function of market relations' Director.

Article 22 - As a general rule and with the exception of the cases covered by the subsequent paragraphs, the Company shall be legally liable whenever represented by any 2 (two) Executive Directors, or by I (one) Executive Director and I (one) attorney, or by 2 (two) attorneys within the limits of their delegations.

1st Paragraph - The acts for which these By-Laws determine prior authorization from the Board of Directors may only be performed once such a condition has been fulfilled.

2nd Paragraph - For acts and instruments which involve responsibility in amounts equal or superior to 0,5% (five tenths percent) of the corporate capital, the signature of the President shall be mandatory, together with any other Director or attorney.

3rd Paragraph - The Company may be represented by only one Director or one attorney:

a) in the cases foreseen in Article 21, item (a) above;

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b) provided that such an individual representation has been previously approved by the Board of Directors;

c) when receiving and accepting amounts owed the Company, issue and negotiate, including endorse and discount negotiable invoices for its sales, as well as in the case of correspondence which does not involve responsibility for the Company and the practice of a;::ts in the simple course of regular business, including those performed with governmental offices in general, autarchies, public companies, mixed economy companies, the Board of Trade, Labour Courts, Social Welfare Institute, FGTS (the Brazilian official r.ension fund) and its collecting banks and others of similar nature.

4th Paragraph - The Board of Directors may authorize the performance of other acts which bind the Company by only one Executive Director or one attorney, or also by the adoption of rules for limiting po wers and to restrict, in certain cases, the Company's representation to only one Director or to one attorney.

5th Paragraph - The following rules shall apply for the appointment of attorneys:

a) all powers of attorney must be previously approved by the Executive Directors or granted by the President with any other Director;

b) when the power of attorney covers acts which depend on previous authorization by the Board of Directors, the delegation of such powers shall be strictly conditioned that such an authorization be obtained, which shall be mentioned in its wording;

c) except in cases of judicial representation or likewise, in which it is essential that the powers be exercised until the conclusion of the case or lawsuit, all powers of attorney shall be for a pre-established term, not longer than one year and shall have limited powers.

6th Paragraph - Acts which are not in accordance to the rules established in the preceding paragraphs shall not be binding to the Company.

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CHAPTER V

Auditing Council

Article 23 - The Auditing Council, with the powers ascribed to it by law, shall not function pennanently and shall be composed of 3 (three) to 5 (five) active members and 3 (three) to 5 (five) substitute members, being installed only when required under the conditions foreseen by law.

Article 24 - The General Meeting of Shareholders which elects the members of the Auditing Council shall establish their respective remuneration.

CHAPTER VI

Fiscal Year

Article 25 - The fiscal year starts on the I st. of January and ends on the 31 st. 0 f December of each year.

1st Paragraph - At the end of each fiscal year, the Executive Directors, observing the applicable legal requirements, shall have the following financial statements drawn up:

I. statement of assets and liabilities;
II. statement of changes in net equity;
III. statement of fiscal year's results; and
IV. statement of changes in financial position.

2nd Paragraph - Together with the fiscal year's financial statements, the Board of Directors shall submit to the Ordinary General Meeting of Shareholders a proposal regarding the destination to be given b the net profit, observing these By-Laws and the applicable law.

3rd Paragraph - The Board of Directors may propose and the General Meeting of Shareholders approve, that a portion of at least five percent be deducted from the fiscal year's net profit for the constitution of an Investment and Working Capital Reserve, according to the following principles:

a) the constitution of this reserve shall not negatively affect the shareholders right to receive payment of the compulsory dividend foreseen in the 4th. paragraph below;

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b) its balance, together with the balance of other profit reserves, except those for contingencies and future profits, shall not exceed the corporate capital, under pain of capitalization or distribution in cash of the exceeding amount;

c) the reserve is intended to guarantee investments in fixed assets or increases in working capital, including payment of the Company's debts, independently from retention of profit connected with capital budget, and its balance may be used in the following situations:

i) for the absorption of1osses, when necessary;
ii) for distribution of dividends, at any time;
iii) for the redemption, reimbursement or purchase of shares, permitted by law;
iv) for incorporation to corporate capital, including through new shares dividends.

4th Paragraph - The shareholders shall have the right to receive, in each fiscal year, a percentage of the net profit in the form of dividends, observing the compulsory minimum of 25% (twenty-five percent) of such a net profit, with the following adjustments:

i) the addition of the following amounts:.

	•	resulting from the reversal in the fiscal year of reserves for previously established contingencies;
.	•	resulting from realization in the fiscal year of profits previously transferred to the future profits reserve;

ii) the decrease of amounts destined during the fiscal year to the constitution of legal reserve, contingencies reserves and future profits reserve.

5th Paragraph - The General Meeting of Shareholders may approve a participation in the profits for the Administrators, observing the applicable legal limits. A condition precedent for the payment of such a participation is that the compulsory dividend referred to in the 4th paragraph above be distributed to thc shareholders. Always that a half-yearly financial statement is drawn up and on the basis of which intermediary dividends are paid, in amounts at least equal to 25% (twenty-five percent) of the period's net profit, calculated under the terms of the referred to 4th. paragraph, the Board of Directors may approve the payment of a participation in the half-yearly profits to the Administrators, "ad referendum" of the General Meeting of Shareholders.

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6th Paragraph - The General Meeting of Shareholders may decide, at any time, to distribute dividends for the account of reserves for pre-existing profits or for accumulated profits from previous fiscal years, thus maintained by decision of the General Meeting, after attribution to shareholders in each fiscal year of the compulsory dividend referred to in the 4th. paragraph above.

7th Paragraph - The Company may draw up half-yearly or intermediary financial statements. The Board of Directors may decide on the distribution of dividends from the profits verified in those statements. The Board of Directors may still declare intermediary dividends from the existing profits in those statements or in the last annual statement.

8th Paragraph - The General Meeting of Shareholders may decide upon the capitalization of reserves established in half-yearly or intermediary financial statements.

9th Paragraph - Dividends not claimed within three years shall accrue to the Company.

Article 26 - The Board of Directors may approve plans for the participation of employees in the Company's results, taking into consideration the new wealth generated in each period and establishing correlation standards with dividends paid to shareholders.

CHAPTER VII

Liquidation

Article 27 - The Company shall enter into liquidation in the cases provided for by the law or by virtue of a decision passed by the General Meeting of Shareholders.

Sole Paragraph - The General Meeting of Shareholders shall have powers to establish the form of liquidation, to elect the liquidator and the Auditing Council which shall function during the period of liquidation, establishing their respective remunerations.

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CHAPTER VIII

General Provisions

Article 28 - One of the positions of member of the Board of Directors shall be fulfilled by a representative of the Company's employees and pensioners, indicated by the Clube de Investimentos dos Empregados da Companhia Siderurgica de Tubarao - CIEST (CST's employees investment club), even in the case that the referred to club does not hold sufficient share participation for such.

Article 29 - In the case of reimbursement, the value of shares shall be established based on the Company's economic value, to be verified in an evaluation to be made by a specialized company indicated and chosen in compliance to paragraphs 1, 3 and 4 of article 45 of Law 6.404, dated Dec. 15, 1976, with wording given by Law 9.457, dated May 5, 1997. The value of shares shall be the result of the Company's economic value divided by the number of shares existing prior to the approval of the subject by the General Meeting of Shareholders giving rise to the right of withdrawal.

CHAPTER IX

Transitory Provisions

Article 30 - After the actual conversion of preferred class "N' and "B" shares into sole class preferred shares, which will come into effect after dividends for the fiscal year of 1997 are declared, in compliance with the decision taken in the 66th Extraordinary General Meeting held on Nov. 28, 97. (Conversion already effected).

I hereby CERTIFY that the above is a true and accurate transcription of Companhia Siderurgica de Tubarao's By-Laws, as approved by the 39th. Extraordinary General Meeting of Shareholders held on December 30, 1987, with the alterations approved by the 41 st Extraordinary General Meeting of Shareholders held on May 17, 1988, by the 57th. Extraordinary General Meeting of Shareholders held on August 10, 1992, by the 59th. Extraordinary General Meeting of Shareholders held on April 29, 1994, by the 61s1. Extraordinary General Meeting of Shareholders held on August 31, 1995, by the 64th. Extraordinary General Meeting of Shareholders held on April 24, 1997, by the 65th. Extraordinary General Meeting of Shareholders held on November 24, 1997, by the 66th. Extraordinary General Meeting of Shareholders held on November 28, 1997, by the 26th Ordinary General Meeting of Shareholders/68th Extraordinary General Meeting of Shareholders held on March 21, 2000 and by the 69th Extraordinary General Meeting of Shareholders held on May 27, 2002.

Serra (ES), May 27, 2002

COMPANHIA SIDERÚRGICA DE TUBARÃO

ESTATUTO SOCIAL
CAPÍTULO I

Do Nome, Objeto, Sede e Duração

Artigo 1º - A Companhia Siderúrgica de Tubarão é uma Sociedade por Ações, que se regerá por este Estatuto e disposições legais aplicáveis.

Artigo 2º - A Companhia tem por objetivo a instalação, operação e exploração de uma usina integrada de aço para a produção e comercialização de produtos de ferro e aço e sub-produtos, podendo praticar atividades industriais e comerciais de qualquer natureza, incluindo importação e exportação, bem como quaisquer outras atividades correlatas que possam ser relacionadas, direta ou indiretamente, com seus objetivos principais, podendo também, no interesse desses objetivos, organizar companhias por ela controladas e participar do capital de outras empresas.

Artigo 3º - A Companhia tem sede e foro no Município da Serra, Estado do Espírito Santo, podendo estabelecer filiais, agências e escritórios de representação dentro ou fora do País.

Artigo 4º - O prazo de duração da Companhia é indeterminado.

CAPÍTULO II

Do Capital Social e Ações

Artigo 5º - O capital social é de R$ 2.782.105.976,27 (dois bilhões, setecentos e oitenta e dois milhões, cento e cinco mil, novecentos e setenta e seis reais e vinte e sete centavos), representado por 50.976.440.030 (cinqüenta bilhões, novecentos e setenta e seis milhões, quatrocentas e quarenta mil e trinta) ações, todas nominativas e sem valor nominal, sendo 19.666.329.000 (dezenove bilhões, seiscentos e sessenta e seis milhões, trezentas e vinte e nove mil) ações ordinárias e 31.310.111.030 (trinta e um bilhões, trezentos e dez milhões, cento e onze mil e trinta) ações preferenciais.

§ 1º - Cada ação ordinária dá direito a um voto nas deliberações da Assembléia Geral.

COMPANHIA SIDERÚRGICA DE TUBARÃO

§ 2º - As ações preferenciais são irresgatáveis, não podendo ser convertidas em ações ordinárias, não terão direito de voto, gozando de prioridade no reembolso do capital em caso de liquidação da Companhia e terão direito à percepção de dividendos unitários 10% (dez por cento) maiores do que os atribuídos às ações ordinárias.

§ 3º - Constituem disposições comuns a todas as espécies de ações: (a) as ações serão escriturais, mantidas em conta de depósito em nome de seus titulares, em instituição financeira designada pela Diretoria; (b) a instituição financeira depositária das ações fica autorizada a cobrar do acionista o custo do serviço de transferência da propriedade das ações escriturais, observados os limites legais.

Artigo 6º - A Companhia fica autorizada a aumentar o seu capital social até 39.332.658.000 (trinta e nove bilhões, trezentos e trinta e dois milhões, seiscentas e cinqüenta e oito mil) ações ordinárias e 62.620.222.060 (sessenta e dois bilhões, seiscentos e vinte milhões, duzentas e vinte e duas mil e sessenta) ações preferenciais.

§ 1º - Dentro do limite autorizado e respeitada a proporção existente entre as espécies de ações, poderá a Companhia, mediante deliberação do Conselho de Administração, aumentar o capital social independentemente de reforma estatutária, mediante a emissão de novas ações. O Conselho de Administração fixará as condições da emissão, inclusive preço e prazo de integralização.

§ 2º - Dentro do limite do capital autorizado e respeitada a proporção existente entre as espécies de ações, o Conselho de Administração poderá deliberar a emissão de bônus de subscrição.

§ 3º - Dentro do limite do capital autorizado, respeitada a proporção existente entre as espécies de ações e obedecidos os planos aprovados pela Assembléia Geral, a Companhia poderá outorgar opção de compra de ações a seus administradores e empregados, ou a pessoas naturais que prestem serviços à Companhia, sem direito de preferência para os acionistas.

Artigo 7º - O dividendo deverá ser pago, salvo deliberação em contrário da Assembléia Geral, nos prazo de 60 (sessenta) dias da data em que for declarado e, em qualquer caso, dentro do mesmo exercício social. A distribuição de ações correspondentes ao aumento de capital pela incorporação de reservas será feita dentro do prazo máximo de 60 (sessenta) dias, contados da data de publicação no Diário Oficial da ata da Assembléia Geral que o aprovar.

COMPANHIA SIDERÚRGICA DE TUBARÃO

CAPÍTULO III

Da Assembléia Geral

Artigo 8º - A Assembléia Geral reunir-se-á ordinariamente, dentro dos quatro primeiros meses de cada ano, e, extraordinariamente, sempre que necessário.

Artigo 9º - A Assembléia Geral Ordinária ou Extraordinária será presidida pelo Presidente do Conselho de Administração ou, na sua ausência, por qualquer outro Conselheiro presente. O Presidente da mesa convidará, dentre os acionistas presentes ou seus representantes, um ou mais secretários.

CAPÍTULO IV

Da Administração

Seção I - Das Disposições Gerais

Artigo 10 - A Companhia será administrada pelo Conselho de Administração e pela Diretoria.

§ 1º - A investidura nos cargos far-se-á por termo lavrado em livro próprio, assinado pelo administrador empossado, dispensada qualquer garantia de gestão.

§ 2º - Os administradores permanecerão em seus cargos até a posse de seus substitutos.

Artigo 11 - A remuneração dos administradores será fixada pela Assembléia Geral.

Parágrafo Único - A Assembléia poderá fixar uma verba global para distribuição entre os administradores, caso em que caberá ao Conselho de Administração efetuar a distribuição.

Artigo 12 - Qualquer dos órgãos de administração delibera validamente pelo voto da maioria dos seus membros. Aquele que estiver na Presidência dos trabalhos terá, além do voto pessoal, o de desempate.

COMPANHIA SIDERÚRGICA DE TUBARÃO

Seção II - Do Conselho de Administração

Artigo 13 - O Conselho de Administração compõe-se de até dez membros, todos acionistas, eleitos pela Assembléia Geral, que poderá destituí-los a qualquer momento.

§ 1º - O prazo de gestão dos membros do Conselho de Administração é de 3 (três) anos.

§ 2º - Na primeira reunião subseqüente à sua eleição, o Conselho de Administração escolherá seu Presidente.

§ 3º - Em caso de vacância do cargo de Conselheiro, o Conselho de Administração nomeará substituto, que assumirá as suas funções até a primeira Assembléia Geral subseqüente, a quem incumbirá dar-lhe substituto definitivo até o término de seu prazo de gestão.

§ 4º - O Diretor-Presidente, se não for membro do Conselho de Administração, participará de suas reuniões, sem direito de voto.

Artigo 14 - Compete ao Conselho de Administração:

a) eleger e destituir os membros da Diretoria e fixar-lhes as atribuições;

b) fiscalizar a gestão dos diretores, examinar, a qualquer tempo, os livros e papéis da Companhia, e solicitar informações sobre contratos e atos que envolvam ou possam vir a envolver a Companhia;

c) deliberar sobre a convocação da Assembléia Geral na forma da lei;

d) manifestar-se sobre o Relatório da Administração e as contas da Diretoria;

e) fixar a orientação geral dos negócios da Companhia, estabelecendo as diretrizes básicas da ação executiva, inclusive no tocante aos aspectos técnicos de produção, comercialização, gestão administrativa de pessoal e financeira, e de expansão, e zelar pelo estrito cumprimento das mesmas;

f) estabelecer os critérios para o controle do desempenho empresarial da Companhia;

g) aprovar os orçamentos anuais e plurianuais, os projetos de expansão e

COMPANHIA SIDERÚRGICA DE TUBARÃO

programas de investimento, bem assim acompanhar sua execução e desempenho;

h) aprovar a estrutura administrativa da Companhia, e, quando entender conveniente, as atribuições de cada órgão da estrutura e/ou de seu respectivo titular, e estabelecer sua política salarial;

i) autorizar a participação em outras sociedades e deliberar sobre a representação da Companhia em suas Assembléias ou reuniões de sócios;

j) autorizar a prática de qualquer ato de gestão extraordinária não compreendido, por lei ou por este Estatuto, na competência de outros órgãos societários;

k) fixar critérios de valor envolvido, tempo de duração, extensão de efeitos e outros, pelos quais determinados atos da Companhia, inclusive os de alienação ou oneração de bens de seu ativo permanente, investimentos e operações de financiamento ou empréstimo, só possam ser praticados após sua prévia autorização;

l) autorizar a emissão de ações da Companhia, nos limites autorizados no artigo 6º, fixando as respectivas condições;

m) autorizar a negociação, pela Companhia, de ações de sua própria emissão, e a emissão, conversão, resgate antecipado e demais condições de debêntures, conversíveis ou não, "commercial papers", bônus e demais títulos destinados a distribuição, primária ou secundária, em mercados de capitais;

n) homologar o plano de auditoria interna;

o) aprovar os pré-requisitos e a indicação e destituir os auditores independentes;

p) estabelecer a política de aplicação de incentivos fiscais;

q) autorizar contribuições da Companhia para associações de empregados, entidades assistenciais e recreativas e fundos de previdência privada;

r) autorizar a abertura, transferência ou encerramento de escritórios, filiais, dependências ou outros estabelecimentos da Companhia;

s) determinar a realização de inspeções, auditorias ou tomadas de contas em fundações de que a Companhia participe;

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t) nomear e destituir o Secretário-Geral do Conselho;

u) avocar qualquer matéria de interesse social que não se inclua nas competências legais privativas da Assembléia ou da Diretoria.

Artigo 15 - O Conselho de Administração reúne-se ordinariamente ao menos duas vezes por ano, conforme calendário que estabelecer, e extraordinariamente sempre que necessário ou conveniente, mediante convocação de seu Presidente ou da maioria de seus membros.

§ 1º - Salvo a hipótese de presença unânime dos Conselheiros, as reuniões serão convocadas com ao menos 8 (oito) dias de antecedência. No mesmo prazo deverão ser encaminhados aos Conselheiros a agenda da reunião e os documentos de suporte para as decisões a serem apreciadas. Os Conselheiros receberão ainda cópias das atas de reuniões do Comitê de Supervisão do Conselho, a que se refere o artigo 17, e da Diretoria Executiva.

§ 2º - Nas reuniões do Conselho, são admitidos o voto através de delegação feita em favor de outro Conselheiro e o voto escrito antecipado. Delas lavrar-se-ão atas, às quais se aplicarão as disposições legais relativas às atas de Assembléias Gerais.

Artigo 16 - O Conselho de Administração poderá criar comitês de assessoramento à administração da Companhia, com objetivos restritos e de prazo limitado de duração, renovável, integrado por pessoas por ele designadas.

Parágrafo Único - Na hipótese de aprovação pela Assembléia Geral, de plano de opção de compra de ações da Companhia, na forma autorizada no parágrafo terceiro do artigo 6º, que exija a constituição de órgão próprio para a sua administração, incumbe ao Conselho de Administração criar um Comitê para esse fim, integrado por pessoas por ele designadas.

Artigo 17 - O Conselho de Administração poderá ainda criar um Comitê de Supervisão composto de 3 (três) Conselheiros, que, no intervalo de suas reuniões ordinárias, poderá deliberar, por delegação expressa, sobre todas as matérias de sua competência estatutária, ad referendum do próprio Conselho de Administração.

§ 1º - A autorização contida neste artigo não abrange:

COMPANHIA SIDERÚRGICA DE TUBARÃO

a) matérias de competência legal do Conselho;

b) propostas a serem submetidas à Assembléia Geral de Acionistas;

c) a autorização para a prática de atos de liquidação e dissolução ou de reorganização financeira, inclusive auto-falência e concordata;

d) a aprovação de novos investimentos e/ou financiamentos e/ou alienações de bens, cujo valor exceda ao equivalente em reais a 2,5% do patrimônio líquido da Companhia;

e) a autorização para a constituição ou aquisição de participação em outras sociedades;

f) a aprovação de planos estratégicos de longo prazo da Companhia.

§ 2º - Aplicam-se às reuniões do Comitê de Supervisão do Conselho as normas do artigo 12 e do parágrafo 2º do artigo 15. É facultada a qualquer Conselheiro a presença nas reuniões do Comitê de Supervisão, como observador. No tocante às matérias de competência meramente estatutária, as referências feitas neste Estatuto a poderes ou faculdades do Conselho de Administração reputam-se igualmente feitas ao Comitê de Supervisão.

Seção III - Da Diretoria

Artigo 18 - A Diretoria, cujos membros serão eleitos e destituíveis, a qualquer tempo, pelo Conselho de Administração, será composta de um Diretor-Presidente e de mais 2 (dois) a 5 (cinco) Diretores sem designação especial, com prazo de gestão de 3 (três) anos, permitida a reeleição.

§ 1º - Nos seus impedimentos ou ausências, o Diretor-Presidente será substituído por um outro Diretor que, em caso de vacância, assumirá, cumulativamente, a Presidência até a primeira reunião subseqüente do Conselho de Administração, o qual lhe designará substituto pelo restante do prazo de gestão.

§ 2º - Os demais Diretores serão substituídos, em casos de ausência ou impedimento temporário, por outro Diretor, através de designação feita pelo Diretor-Presidente. Este lhes dará, em caso de vacância, substituto provisório, até que o Conselho de Administração eleja seu substituto definitivo pelo restante do

COMPANHIA SIDERÚRGICA DE TUBARÃO

prazo de gestão.

Artigo 19 - A Diretoria tem todos os poderes para praticar os atos necessários à consecução do objeto social e representar a Companhia ativa e passivamente em juízo ou fora dele, observadas as disposições legais ou estatutárias pertinentes e as deliberações tomadas pela Assembléia Geral e pelo Conselho de Administração.

Artigo 20 - Compete à Diretoria, pelo voto da maioria de seus membros, em reuniões que se realizarão na freqüência conveniente e às quais se aplicarão, mutatis mutandis, as disposições do § 2º do artigo 15, supra:

a) manter o controle geral da execução de suas deliberações, bem como da avaliação dos resultados da atividade da Companhia;

b) elaborar, para submissão ao Conselho de Administração, os orçamentos anual e plurianual, os projetos de expansão e modernização e os planos de investimentos;

c) aprovar as tabelas de salários, os planos de cargos e o quadro de pessoal;

d) elaborar o Relatório Anual da Administração, as Demonstrações Financeiras e os demais documentos a apresentar ao Conselho de Administração, para submissão à Assembléia Geral Ordinária;

e) propor ao conselho de Administração a abertura, transferência, ou fechamento de escritórios, filiais, dependências ou outros estabelecimentos, no País ou no exterior;

f) deliberar sobre as demais matérias que não se incluam na competência privativa de seus membros, nem na da Assembléia Geral ou do Conselho de Administração, nem tenham por este sido avocadas.

Artigo 21 - O Diretor-Presidente presidirá as reuniões da Diretoria. A ele compete, singularmente:

a) representar a Companhia nos atos de representação singular, em juízo ou fora dele, podendo designar um Diretor sem designação especial para tal função;

b) dirigir as áreas que lhe forem atribuídas pelo Conselho de Administração;

c) zelar pela execução das deliberações da Assembléia Geral, do Conselho

COMPANHIA SIDERÚRGICA DE TUBARÃO

de Administração e da Diretoria;

d) remeter, para o exame do Conselho de Administração, qualquer matéria que repute relevante ou com relação à qual entenda necessária ou conveniente a prévia deliberação do Conselho de Administração;

e) Coordenar e orientar as atividades dos Diretores;

f) Atribuir, a qualquer dos Diretores, atividades e tarefas diversas daquelas que lhes couberem ordinariamente.

§ 3º - Compete a cada Diretor a direção das áreas de sua competência e das tarefas que, na forma deste Estatuto, lhe forem atribuídas.

§ 4º - Para a abertura da Companhia, o Conselho de Administração atribuirá necessariamente a um dos membros da Diretoria a função de diretor de relações com o mercado.

Artigo 22 - Como regra geral e ressalvados os casos objeto dos parágrafos subseqüentes, a Companhia se obriga validamente sempre que representada por 2 (dois) membros quaisquer da Diretoria, ou ai nda 1 (um) membro da Diretoria e 1 (um) procurador, ou 2 (dois) procuradores, no limite dos respectivos mandatos.

§ 1º - Os atos para os quais o presente Estatuto exija autorização prévia do Conselho de Administração só poderão ser praticados uma vez preenchida tal condição.

§ 2º - Nos atos e instrumentos que acarretem responsabilidade de valor igual ou superior a 0,5% (cinco décimos por cento) do capital social, será obrigatória a assinatura do Diretor-Presidente, em companhia de qualquer outro Diretor ou de um procurador.

§ 3º - A Companhia poderá ser representada por apenas um Diretor ou um procurador:

a) nos casos do artigo 21, alínea (a), supra;

b) desde que tal representação singular tenha sido previamente aprovada pelo Conselho de Administração;

COMPANHIA SIDERÚRGICA DE TUBARÃO

c) quando se tratar de receber e dar quitação de valores que sejam devidos à Companhia, emitir e negociar, inclusive endossar e descontar, duplicatas relativas às suas vendas, bem como nos casos de correspondência que não crie obrigações para a Companhia e da prática de atos de simples rotina administrativa, inclusive os praticados perante repartições públicas em geral, autarquias, empresas públicas, sociedades de economia mista, Junta Comercial, Justiça do Trabalho, IAPAS, FGTS e seus bancos arrecadadores e outros de idêntica natureza.

§ 4º - O Conselho de Administração poderá autorizar a prática de outros atos que vinculem a Companhia por apenas um dos membros da Diretoria ou um procurador, ou ainda, pela adoção de critérios de limitação de competência, restringir, em determinados casos, a representação da Companhia a apenas um Diretor ou um procurador.

§ 5º - Na constituição de procuradores, observar-se-ão as seguintes regras:

a) todas as procurações terão de ser previamente aprovadas pela Diretoria ou, então, outorgadas pelo Diretor-Presidente em conjunto com um outro Diretor qualquer;

b) quando o mandato tiver por objeto a prática de atos que dependam de prévia autorização do Conselho de Administração, a sua outorga ficará expressamente condicionada à obtenção dessa autorização, que será mencionada em seu texto;

c) exceto nos casos de representação judicial ou similar, em que seja da essência do mandato o seu exercício até o encerramento da questão ou do processo, todas as procurações serão por prazo certo, não superior a um ano, e terão poderes limitados.

§ 6º - Serão nulos e não gerarão responsabilidades para a Companhia os atos praticados em desconformidade às regras dos parágrafos precedentes.

COMPANHIA SIDERÚRGICA DE TUBARÃO

CAPÍTULO V

Do Conselho Fiscal

Artigo 23 - O Conselho Fiscal, com os poderes de lei e de funcionamento não permanente, será composto de 3 (três) a 5 (cinco) membros efetivos e de 3(três) a 5 (cinco) suplentes, e será instalado apenas nos exercícios em que seu funcionamento for solicitado na forma e condições previstas em lei.

Artigo 24 - A Assembléia que eleger os membros do Conselho Fiscal lhes atribuirá a remuneração respectiva.

CAPÍTULO VI

Do Exercício Social

Artigo 25 - O exercício social se inicia em 1º de janeiro e se encerra em 31 de dezembro de cada ano.

§ 1º - Ao fim de cada exercício social, a Diretoria fará elaborar, com observância dos preceitos legais pertinentes, as seguintes demonstrações financeiras:

I. balanço patrimonial;

II. demonstrações das mutações do patrimônio líquido;

III. demonstração dos resultado do exercício; e

IV. demonstração das origens e aplicações de recursos.

§ 2º - Juntamente com as demonstrações financeiras do exercício, o Conselho de Administração apresentará à Assembléia Geral Ordinária proposta sobre a destinação a ser dada ao lucro líquido, com observância do disposto neste Estatuto e na Lei.

§ 3º - O Conselho de Administração poderá propor, e a Assembléia deliberar, deduzir do lucro líquido do exercício uma parcela de ao menos cinco por cento para a constituição de uma Reserva para Investimentos e Capital de Giro, que obedecerá aos seguintes princípios:

COMPANHIA SIDERÚRGICA DE TUBARÃO

a) sua constituição não prejudicará o direito dos acionistas em receber o pagamento do dividendo obrigatório previsto no parágrafo 4º, infra;

b) seu saldo, em conjunto com o saldo das demais reservas de lucros, exceto as reservas para contingências e de lucros a realizar, não poderá ultrapassar o capital social, sob pena de capitalização ou distribuição em dinheiro do excesso;

c) a reserva tem por finalidade assegurar investimentos em bens do ativo permanente ou acréscimos do capital de giro, inclusive através de amortização das dívidas da Companhia, independentemente das retenções de lucro vinculadas ao orçamento de capital, e seu saldo poderá ser utilizado:

i) na absorção de prejuízos, sempre que necessário;

ii) na distribuição de dividendos, a qualquer momento;

iii) nas operações de resgate, reembolso ou compra de ações, autorizadas por Lei;

iv) na incorporação ao capital social, inclusive mediante bonificações em ações novas.

§ 4º - Os acionistas terão direito a receber, em cada exercício, a título de dividendos, um percentual do lucro líquido, obedecido o mínimo obrigatório de 25% (vinte e cinco por cento) sobre aquele lucro líquido, com os seguintes ajustes:

i) o acréscimo das seguintes importâncias:

i resultantes da reversão, no exercício, de reservas para contingências, anteriormente formadas; i resultantes da realização, no exercício, de lucros que tenham sido transferidos anteriormente para a reserva de lucros a realizar;

ii) o decréscimo das importâncias destinadas, no exercício, à constituição da reserva legal, de reservas para contingências e da reserva de lucros a realizar.

§ 5º - A Assembléia poderá atribuir aos Administradores uma participação nos lucros, observados os limites legais pertinentes. É condição para pagamento de tal participação a atribuição aos acionistas do dividendo obrigatório a que se refere o parágrafo 4º, supra. Sempre que for levantado balanço semestral e com base nele forem pagos dividendos intermediários em valor ao menos igual a 25% (vinte e cinco por cento) sobre o lucro líquido do período, calculado nos termos do referido parágrafo 4º, poderá ser paga por deliberação do Conselho de

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Administração, aos membros da Diretoria, uma participação no lucro semestral, "ad referendum" da Assembléia Geral.

§ 6º - A Assembléia pode deliberar, a qualquer momento, distribuir dividendos por conta de reservas de lucros pré-existentes ou de lucros acumulados de exercícios anteriores, assim mantidos por força de deliberação da Assembléia, depois de atribuído, em cada exercício, aos acionistas, o dividendo obrigatório a que se refere o parágrafo 4º, supr a.

§ 7º - A Companhia poderá levantar balanços semestrais ou intermediários. O Conselho de Administração poderá deliberar a distribuição de dividendos à conta de lucro apurado naqueles balanços. O Conselho de Administração poderá, ainda, declarar dividendos intermediários à conta de lucros existentes naqueles balanços ou no último balanço anual.

§ 8º - A Assembléia Geral poderá deliberar a capitalização de reservas instituídas em balanços semestrais ou intermediários.

§ 9º - Os dividendos não reclamados em três anos prescrevem em favor da Companhia.

Artigo 26 - O Conselho de Administração poderá aprovar planos para a participação dos empregados no resultado da Companhia, que levem em conta a riqueza nova gerada em cada período e estabeleçam critérios de correlação com os dividendos pagos aos acionistas.

CAPÍTULO VII

Da Liquidação

Artigo 27 - A Companhia entrará em liquidação nos casos previstos em lei ou em virtude de deliberação da Assembléia Geral.

Parágrafo Único - Compete à Assembléia Geral estabelecer a forma de liquidação, eleger o liquidante e o Conselho Fiscal que deverá funcionar no período da liquidação, fixando-lhes os respectivos honorários.

COMPANHIA SIDERÚRGICA DE TUBARÃO

CAPÍTULO VIII

Das Disposições Gerais

Artigo 28 - Uma das vagas de membro do Conselho de Administração será preenchida por representante dos empregados e aposentados da Companhia, indicado pelo Clube de Investimentos dos Empregados da Companhia Siderúrgica de Tubarão - CIEST, mesmo na hipótese de o referido clube não deter participação acionária suficiente para tal.

Artigo 29 - Para fins de reembolso, o valor da ação será estabelecido com base no valor econômico da Companhia, apurado em avaliação procedida por empresa especializada indicada e escolhida de conformidade com o disposto nos parágrafos 1º, 3º e 4º do artigo 45 da Lei 6.404, de 15.12.76, com a redação dada pela Lei 9.457, de 05.05.97. O valor da ação será o resultado da divisão do valor econômico da Companhia pelo número de ações existentes anteriormente à aprovação da matéria pela Assembléia Geral motivadora do direito de retirada.

CAPÍTULO IX

Das Disposições Transitórias

Artigo 30 - Após a efetiva conversão das ações preferenciais das classes "A" e "B" em ações preferenciais de classe única, que se efetivará após a declaração dos dividendos referentes ao exercício de 1997, conforme deliberação tomada na 66ª AGE de 28.11.97. (Conversão já efetivada).

Atesto que esta é uma transcrição fiel do Estatuto Social da Companhia Siderúrgica de Tubarão aprovado na 39ª Assembléia Geral Extraordinária de 30.12.87, com as alterações efetuadas na 41ª AGE de 17.05.88, 57ª AGE de 10.08.92, 59ª AGE de 29.04.94 (AGO/AGE), 61ª AGE de 31.08.95, 62ª AGE de 29.11.95, 64ª AGE de 24.04.97 (AGO/AGE), 65ª AGE de 24.11.97, 66ª AGE de 28.11.97, 26ª AGO/68ª AGE de 21.03.2000 e 69ª AGE de 27.05.2002.

Serra (ES), 27 de maio de 2002

Vitalino Flávio Abreu de Araújo
Secretário-Geral do Conselho de Administração